Exhibit 3.1

NUMBER CH SHARES SPECIMAN CCCB BANCORP, INC. INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA SEE REVERSE FOR CERTAIN DEFINITIONS COMMON STOCK CUSIP 125098 10 6 THIS CERTIFIES THAT: SPECIMEN – NOT NEGOTIABLE IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $1.00 PAR VALUE EACH, OF CCCB BANCORP, INC. transferable on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed of assigned. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the corporation’s articles of incorporation and all amendments thereto, to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the transfer agent and registered by the registrar. Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers. Dated countersigned: Philadelphia stock transfer, Inc. 2320 HAVEREFORED RD., SUITE 230, ARDMORE, PA 19003 TRANSFERAGENT BY: AUTHORIZED SIGNATURE CCCB BANCORP, INC. SEAL 2020 SPECIMEN NOT NEGOTIABLE SECRETARY CHAIRMAN OF THE BOARD PENNSYLVANIA